UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 19, 2005

PERFECTDATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12817	95-3087593
(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 918-0584

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-d(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01	Changes in registrant's Certifying Accountant

As previously reported on Form 8-K, filed on April 25, 2005, on April 19, 2005, Sona Mobile, Inc., a state of Washington corporation ("Sona") merged with and into a wholly owned subsidiary of PerfectData Corporation (the "Registrant"). For accounting purposes, Sona was treated as the acquiring entity. As a result, there is deemed to have been a change in the Registrant's certifying accountant, with Sona's auditor's being deemed the Registrant's auditors of record

Horwath Orenstein LLP ("Horwath") was the independent audit firm retained by Sona to audit its financial statements for the years ended December 31, 2003 and 2004, which financial statements were included in the Current Report on Form 8-K/A filed by the Registrant on July 5, 2005. Formal appointment of Horwath will be considered by the Registrant's newly constituted audit committee. Upon such appointment, the registrant will amend this disclosure to provide additional information regarding the appointment of Horwath and the dismissal of the Registrant's former certifying accountants. Until such formal appointment, Horwath will review the Registrant's quarterly financial statements.

Singer Lewak Greenbaum & Goldstein, LLP ("SLGG") served as the Registrant's accountants with respect to its financial statements for the year ended March 31, 2004 and 2005. With respect to the Registrant's most recent fiscal year, there have been no disagreements with SLGG on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of SLGG, would have caused them to make reference thereto on the financial statements. Further, for 2004 and 2005 there were no reportable events as set forth in Regulation S-B, Item 304(a)(1)(iv).

Section 5 – Corporate Governance and Management

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 19, 2005, Frank J. Fanzilli, Jr. and Paul McAleese were appointed to the board of directors of the Registrant. Both Mr. Fanzilli and Mr. McAleese qualify as an "independent" directors as that term is used in Item 7 (d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and under NASDAQ's Marketplace Rules. The Registrant's Board of Directors now consists of six members, of which three are "independent". As an Over-the-Counter Bulletin Board-listed company, the Registrant is not subject to the requirement that a majority of the members of theBoard of Directors qualify as "independent".

Mr. Fanzilli and Mr. McAleese were also immediately appointed to serve on the Audit Committee and the Compensation and Nominating Committee with Mr. Fanzilli appointed as Acting Chairman of the Audit Committee (until an "audit committee financial expert" is identified and appointed to the Board) and Mr. McAleese appointed as the Chairman of the Compensation and Nominating Committee.

Mr. Fanzill, age 48, is a private investor and, since 2002, has been an independent business consultant. From 1985 through 2002 he was employed by Credit Suisse First Boston. In 1986 he was appointed as a managing director of that firm as well as its Global Chief Information Officer. In that capacity, he was responsible for the bank's world-wide information technology infrastructure, operations and applications. Mr. Fanzilli is also a director of InterWoven Inc. (Nasdaq NM: IWOV). He is also a director of Open Source Development Labs, a no-profit organization dedicated to promoting open source. Mr. Fanzilli received a BS in Management from Fairfield University and MBA in Finance from the New York University Stern School of Business.

Paul McAleese, age 40, was the Chief Marketing Officer for Cincinnati Bell Inc. from January 2004 through July 2005. In that role he was responsible for overseeing the strategic operations for Cincinnati Bell's four principal product groups – local, long distance, wireless and Internet services. From June 1998 through December 2003, Mr. McAleese was a Managing Director of mm02 plc's consumer business. mm02 is one of the largest European wireless providers, claiming to have more than 22 million customers. Mr.

McAleese currently serves as a member of the advisory board of Casero Software, a Candian software company that delivers value-added services to broadband service providers, and to m-Qube, a mobile messaging management technology company located in Boston, Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTDATA CORPORATION
(Registrant)
Date: July 20, 2005	By: /s/ John Bush John Bush President and Chief Executive Officer